                                                                    EXHIBIT 99.1

(AMERICAN HOMEPATIENT LOGO)                                   NEWS RELEASE
--------------------------------------------------------------------------------
Contact:   Joseph F. Furlong
           President and CEO
           (615) 221-8884


FOR IMMEDIATE RELEASE


               AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
           THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2004

           COMPANY ALSO PROVIDES INHALATION DRUG REIMBURSEMENT UPDATE
--------------------------------------------------------------------------------

BRENTWOOD, Tenn. (November 2, 2004) - American HomePatient, Inc. (OTC: AHOM) today reported net income of $3.0 million and revenues of $83.5 million for the third quarter ended September 30, 2004. For the nine months ended September 30, 2004, the Company reported net income of $5.0 million and revenues of $251.6 million.

The Company's net income of $3.0 million for the third quarter of 2004 compares to net income of $0.4 million for the third quarter of 2003 representing an increase of $2.6 million. The Company's net income of $5.0 million for the first nine months of 2004 compares to net income of $9.3 million for the first nine months of 2003. Net income for the first nine months of 2003 excluded approximately $10.0 million in non-default interest expense that would have been paid had the Company not sought bankruptcy protection. Net income for the first nine months of 2003 included approximately $3.8 million of reorganization items compared to $0.5 million for the same period in 2004.

The Company's revenues of $83.5 million for the third quarter of 2004 represent a decrease of $0.4 million, or 0.5%, from the third quarter of 2003. The Company's revenues of $251.6 million for the first nine months of 2004 represent an increase of $2.3 million, or 1.0%, over the first nine months of 2003. Revenues in the current quarter and first nine months of 2004 were reduced by approximately $1.8 million, or 2.2%, and $5.6 million, or 2.2%, respectively, as a result of an approximate 15.8% reduction in the Medicare reimbursement rates for inhalation drugs effective January 1, 2004. The sale of inhalation drugs comprised approximately 12% of the Company's total revenues for the third quarter and first nine months of 2004.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non-GAAP financial measurement that is calculated as net income excluding interest, taxes, depreciation and amortization. EBITDA for the third quarter of 2004 and for the third quarter of 2003 was $14.6 million and $11.3 million, respectively. For the third quarter of 2004, adjusted EBITDA (calculated as EBITDA excluding reorganization items) was $15.0 million or 18.0% of revenues. For the third quarter of 2003, adjusted EBITDA was $12.2 million or 14.5% of revenues. EBITDA for the first nine months of 2004 and for the first nine months of 2003 was $39.2 million and $31.9 million, respectively. For the first nine months of 2004, adjusted EBITDA was $39.8 million or 15.8% or revenues. For the first nine months of 2003, adjusted EBITDA was $35.6 million or 14.3% of revenues.

Bad debt expense for the third quarter of 2004 decreased by approximately $0.3 million compared to the third quarter of 2003. Bad debt expense for the first nine months of 2004 increased by approximately $0.9 million compared to the first nine months of 2003. Bad debt expense in the current year has been impacted by disruptions in cash collections resulting from the inability of certain third-party payors to effectively process electronic claims due to the implementation of the new HIPAA Transaction and Code Sets. Also impacting bad debt expense has been payment delays associated with certain state Medicaid programs. Bad debt expense improved in the third quarter of 2004 compared to the third quarter of 2003 due to improved cash collections of patient receivables in the third quarter of 2004 compared to the third quarter of 2003. Certain intermediaries have begun processing claims in a more timely manner, which has improved collections in the third quarter of 2004.

Total operating expenses decreased by approximately $3.1 million in the third quarter of 2004 compared to the third quarter of 2003 and decreased by approximately $4.4 million in the first nine months of 2004 compared to the same period in 2003. These decreases are primarily the result of the Company's initiatives to reduce personnel costs in its branches and billing centers.

INHALATION DRUG REIMBURSEMENT UPDATE

As previously announced by the Company, healthcare providers and patients had expressed concern that the inhalation drug reimbursement reductions scheduled for January 2005 could force providers to exit the market and create patient access issues for these critical drugs. On

October 8, 2004, CMS indicated that, based on a recent GAO report and other public sources, a reasonable monthly dispensing fee would be in the range of $55.00 to $64.00. The Medicare fee schedule for inhalation drugs has not yet been finalized, but based on that range the Company expects to continue in the inhalation drug business. The Company appreciates the efforts of the Department of Health and Human Services (HHS), the Center for Medicare & Medicaid Services
(CMS), congressional leaders, and members of the current Administration in trying to solve the patient access problem.

American HomePatient, Inc. is one of the nation's largest home health care providers with 280 centers in 35 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

American HomePatient, Inc. provides information related to non-GAAP financial measurements such as, EBITDA, adjusted EBITDA and, from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company's GAAP financial statements, the Company clearly defines EBITDA and adjusted EBITDA, and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company's operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements, such as adjusted EBITDA, that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company's current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company's GAAP financial statements.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding future reimbursement rates, as well as reimbursement reductions and the Company's ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.


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                                                                      SCHEDULE A
AMERICAN HOMEPATIENT, INC.
SUMMARY FINANCIAL DATA
(In thousands, except per share data)

                                                                            THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                               SEPTEMBER 30,                 SEPTEMBER 30,
                                                                         ------------------------      ------------------------
                                                                           2004           2003            2004           2003
                                                                         ---------      ---------      ---------      ---------
                                                                               (UNAUDITED)                   (UNAUDITED)
Revenues, net                                                            $  83,502      $  83,893      $ 251,587      $ 249,264
Cost of sales and related services                                          17,463         17,342         53,919         52,084
Cost of rentals and other revenues, including rental equipment
  depreciation                                                               9,937          9,562         29,084         26,958
Operating expenses                                                          41,316         44,380        127,913        132,311
Bad debt expense                                                             2,708          2,955          9,187          8,278
General and administrative expenses                                          4,201          4,337         12,710         13,009
Earnings from unconsolidated joint ventures                                 (1,026)          (964)        (3,257)        (3,385)
Depreciation, excluding rental equipment, and amortization                     797            942          2,434          2,713
Interest expense, net                                                        4,587          4,269         13,894          4,219
Other income, net                                                              (40)          (376)          (122)          (282)
                                                                         ---------      ---------      ---------      ---------
INCOME FROM OPERATIONS BEFORE REORGANIZATION ITEMS AND INCOME TAXES          3,559          1,446          5,825         13,359

Reorganization items                                                           449            920            520          3,776
                                                                         ---------      ---------      ---------      ---------
INCOME FROM OPERATIONS BEFORE INCOME TAXES                                   3,110            526          5,305          9,583

Provision for income taxes                                                     100            100            300            300
                                                                         ---------      ---------      ---------      ---------
NET INCOME                                                               $   3,010      $     426      $   5,005      $   9,283
                                                                         =========      =========      =========      =========



Basic income per common share                                            $    0.18      $    0.03      $    0.30      $    0.57
Diluted income per common share                                          $    0.18      $    0.02      $    0.29      $    0.49

-------------------------------------------------------------------------------------------------------------------------------

                                                                       SEPTEMBER 30,   DECEMBER 31,
                                                                           2004           2003
                                                                       ------------    ------------
                                                                        (UNAUDITED)
Cash and equivalents                                                     $   9,147      $   2,571
Restricted cash                                                                650            400
Net patient receivables                                                     52,202         56,940
Other receivables                                                            1,281          1,935
                                                                         ---------      ---------
        Total receivables                                                   53,483         58,875
Other current assets                                                        18,024         20,606
                                                                         ---------      ---------
        Total current assets                                                81,304         82,452
Property and equipment, net                                                 58,197         56,831
Goodwill                                                                   121,834        121,834
Other assets                                                                19,836         22,923
                                                                         ---------      ---------
        TOTAL ASSETS                                                     $ 281,171      $ 284,040
                                                                         =========      =========

Accounts payable                                                          $ 16,961      $  17,518
Current portion of long-term debt and capital leases                         6,931         11,720
Other current liabilities                                                   33,846         33,097
                                                                         ---------      ---------
        Total current liabilities                                           57,738         62,335

Long-term debt and capital leases, less current portion                    250,009        251,194
Other noncurrent liabilities                                                 2,079          4,262
                                                                         ---------      ---------
        Total liabilities                                                  309,826        317,791

        Minority interest                                                      534            498

        Total shareholders' deficit                                        (29,189)       (34,249)
                                                                         ---------      ---------
        TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                      $ 281,171      $ 284,040
                                                                         =========      =========






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                                                                      SCHEDULE B
AMERICAN HOMEPATIENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENTS TO GAAP FINANCIAL STATEMENTS (In thousands)

                                                                                 THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                                    SEPTEMBER 31,                 SEPTEMBER 30,
                                                                                ----------------------        ----------------------
                                                                                 2004           2003            2004          2003
                                                                                -------        -------        -------        -------
                                                                                      (UNAUDITED)                   (UNAUDITED)
Net income                                                                      $ 3,010        $   426        $ 5,005        $ 9,283

Add:

  Provision for income taxes                                                        100            100            300            300

  Interest expense, net                                                           4,587          4,269         13,894          4,219

  Rental equipment depreciation                                                   6,071          5,513         17,600         15,342

  Other depreciation and amortization                                               797            942          2,434          2,713
                                                                                -------        -------        -------        -------

Earnings before interest, taxes, depreciation, and amortization (EBITDA)        $14,565        $11,250        $39,233        $31,857

Add:

  Reorganization items                                                              449            920            520          3,776
                                                                                -------        -------        -------        -------

Adjusted EBITDA (EBITDA excluding reorganization items)                         $15,014        $12,170        $39,753        $35,633
                                                                                =======        =======        =======        =======